Exhibit 23.6
Consent of Independent Registered Public Accounting Firm
The Board of Directors
TierOne Corporation:
We consent to the use of our report dated March 7, 2007, with respect to the consolidated statements of financial condition of TierOne Corporation and subsidiaries (the Company) as of December 31, 2006 and 2005, and the related consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2006, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the registration statement.
Our report refers to the Company’s adoption of Statement of Financial Accounting Standards (SFAS) No. 123(R), Share-Based Payment, effective January 1, 2006.
/s/ KPMG LLP
Lincoln, Nebraska
July 12, 2007